SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT is entered into as of this 9th day of June, 2014 by and between Monster Arts, Inc., a Nevada corporation (the “Company”) and Wayne Irving, an individual and the Chief Executive Officer of the Company (“Irving”).

RECITALS:

WHEREAS the Company is indebted to Irving relating to that certain employment agreement dated August 1, 2011(the "Employment Agreement") with Irving, its Chief Executive Officer and member of the Board of Directors, pursuant to which the Company owes Irving an aggregate $178,937 (the "Debt"), as reflected in the Quarterly Report on Form 10-Q for quarterly period ended March 31, 2014 filed with the Securities and Exchange Commission;

AND WHEREAS the Company and Irving have agreed that since the Company is unable to repay the Debt, a portion of the Debt in the amount of $25,000.00 will be satisfied by the conversion of the Debt into shares of common stock of the Corporation at $0.00025 per share;

AND WHEREAS the Company and Irving desire to memoralize their agreement in this certain settlement agreement dated June 30, 2014 (the “Settlement Agreement”), pursuant to which the Company agrees to settle a portion of the Debt by the issuance of an aggregate 100,000,000 shares of common stock and Irving agrees to accept the issuance of the 100,000,000 shares of common stock as full and complete satisfaction of a portion of the Debt in the amount of $25,000;

AND WHEREAS the Board of Directors of the Company by unanimous written consent dated June 9, 2014 has approved the execution of this Settlement Agreement and the issuance of the 100,000,000 shares of restricted common stock to Irving as settlement of the Debt; and

AND WHEREAS the Company and Irving desire to release one another from any and all further liability as related to the aforesaid Debt.

NOW THEREFORE in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Company agrees to issue to Irving 100,000,000 shares of its restricted common stock at $0.00025 per share as of June 9, 2014 as full and complete satisfaction and payment of a portion of the Debt in the amount of $25,000.

2. Irving agrees to accept the issuance of 100,000,000 shares of the restricted common stock of the Company as full and complete satisfaction and payment of a portion of the Debt in the amount of $25,000.

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3. The Company and Irving shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid portion of the Debt in the amount of $25,000.

4. Irving acknowledges that the issuance of the 100,000,000 shares of restricted common stock: (i) has not been registered under the Securities Act of 1933, as amended (the “1933 Securities Act”); (ii) is in reliance on the exemption provided by Section 4(2) and/or Regulation S of the 1933 Securities Act; (iii) are being acquired solely for Irving's own account without any present intention for resale or distribution; (iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of common stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to the Company is delivered to the Company to the effect that any proposed distribution of the shares of common stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws; and (v) that Irving understands the economic risk of an investment in the common stock and has had the opportunity to ask questions of and receive answers from the Company’s management concerning any and all matters related to the acquisition of the common stock.

5. This Settlement Agreement shall be effective as of June 9, 2014 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.

MONSTER ARTS INC.

Date: June 9, 2014

By: /s/ Wayne Irving II
President/Chief Executive Officer

Date: June 9, 2014

By: /s/ Wayne Irving II
Wayne Irving

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